Exhibit 99.8

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 31, 2023, and pursuant to the merger agreement dated August 10, 2022 (the “Merger Agreement”) by and among Safehold Inc. (f/k/a iStar Inc.), a Maryland corporation (prior to the merger (as defined below), “STAR”, and following the merger, “New SAFE”) and Safehold Inc., a Maryland corporation (prior to the merger, “SAFE”). Pursuant to the terms of the Merger Agreement, SAFE merged with and into STAR (the “merger”), at which time SAFE ceased to exist, STAR continued as the surviving corporation, and STAR changed its name to “Safehold Inc.”

At the effective time of the merger on March 31, 2022: (1) each share of SAFE common stock issued and outstanding immediately prior to the effective time (other than any shares owned directly by STAR or any of the wholly-owned subsidiaries of STAR and in each case not held on behalf of third parties) was converted into the right to receive one share of newly issued New SAFE common stock; and (2) each share of STAR Series D, Series G and Series I preferred stock issued and outstanding immediately prior to the effective time was converted into the right to receive the liquidation preference of $25.00 per share plus accrued and unpaid dividends to the closing date, paid in cash at the effective time.

For accounting purposes, the merger is treated as a “reverse acquisition” in which STAR is considered the legal acquirer and SAFE is considered the accounting acquirer.

The unaudited pro forma condensed combined balance sheet assumes the merger and related STAR transactions (see also the asset sales and other activity, spin-off transaction and other pre-merger transactions described in Note 2 below) occurred on December 31, 2022. The unaudited pro forma condensed combined statements of operations presented for the year ended December 31, 2022 assume the merger and related STAR transactions occurred on January 1, 2022.

The following unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to reflect the results we may achieve in future periods or the historical results that would have been obtained had the merger and related transactions been completed on the dates indicated above. The unaudited pro forma condensed combined financial statements also do not give effect to the potential impact of current market conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the merger and related transactions. Future results may vary significantly from those reflected in the unaudited pro forma condensed combined financial statements due to factors discussed in the “Risk Factors” section contained under the heading “Item 1A, Risk Factors” in STAR's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 22, 2023. In connection with the merger, New SAFE is filing information for the purpose of supplementing and updating “Item 1A, Risk Factors.” The updated disclosure is set forth under “Risk Factors”, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The unaudited pro forma condensed combined financial statements are derived from and should be read in conjunction with:

(i)	the consolidated financial statements of STAR and accompanying notes thereto included in STAR’s annual report on Form 10-K for the year ended December 31, 2022, incorporated herein by reference;

(ii)	the consolidated financial statements of SAFE and accompanying notes thereto included in SAFE’s annual report on Form 10-K for the year ended December 31, 2022, incorporated herein by reference; and

(iii)	other information relating to STAR and SAFE contained in or incorporated by reference into this Current Report on Form 8-K.

In management’s opinion, all adjustments necessary to reflect the merger, the issuance of shares of New SAFE’s common stock in the merger and the cash out of STAR preferred stock in the merger have been made to present the unaudited pro forma condensed combined financial statements fairly, in accordance with Article 11 of Regulation S-X.

1

The unaudited pro forma condensed combined financial information is presented to illustrate (i) adjustments to STAR’s historical financial position and results of operations for the planned spin-off of the legacy non-ground lease assets and businesses into a separate public company and other pre-merger transactions; and (ii) acquisition accounting adjustments for the merger and other ancillary adjustments in connection with the merger.

Adjusted STAR, as presented in Note 2, reflects the impacts of the following:

Asset Sales and Other Activity

To address STAR’s requirement under the merger agreement that STAR redeem its outstanding senior unsecured notes in full prior to closing the merger and pay all amounts due on such redemptions, and the closing condition under the merger agreement that STAR raise certain minimum cash proceeds from sales of assets or securities or other liability management transactions, STAR has sold or otherwise monetized certain legacy assets prior to the closing of the merger. Accordingly, a pro forma balance sheet adjustment has been made to reflect the sale or monetization of such assets at their sales price or monetization value.

The spin-off transaction includes:

•	STAR consummating a series of reorganization and separation transactions pursuant to which, among other things, STAR separated its legacy non-ground lease assets and businesses into a separate public company, “Star Holdings.” Prior to the closing of the merger, STAR distributed to the stockholders of STAR, on a pro rata basis, all of the issued and outstanding common shares, par value $0.001 per share, of Star Holdings;

•	STAR contributing shares of SAFE common stock with an aggregate market value of $400 million and transferring approximately $72 million of cash to Star Holdings; and

•	Star Holdings entering into a $140 million margin loan collateralized by all of Star Holdings’ shares of SAFE common stock and distributing the proceeds to STAR as consideration for the legacy non-ground lease assets and businesses contributed to Star Holdings.

Other pre-merger transactions include:

•	STAR selling 5.4 million shares of SAFE common stock to MSD Capital for $200 million in the MSD stock purchase;

•	STAR using cash on hand together with the proceeds from the margin loan described above and the proceeds from the sale or monetization of certain legacy assets to repay in full its outstanding unsecured debt obligations and associated prepayment premiums in cash (excluding its $100 million trust preferred securities), which STAR was obligated to do pursuant to the merger agreement;

•	STAR settling its obligations under its iPIP and long-term incentive programs with a combination of cash and shares of SAFE common stock; and

•	STAR effectuating a reverse stock split to reduce the number of shares of its common stock outstanding based on the STAR share consolidation ratio, which was 0.16.

Acquisition accounting adjustments include:

•	The business combination with SAFE, as accounting acquirer, accounting for the acquisition of STAR’s assets and liabilities in accordance with ASC 805 for a total purchase price of $127.3 million (see Note 1 - Preliminary Estimated Purchase Price);

•	STAR entering into a management agreement with Star Holdings;

•	STAR redeeming all of its Series D, G and I preferred stock at their liquidation preference of $25.00 per share, plus accrued and unpaid dividends or $306 million in the aggregate;

•	SAFE drawing $205 million under its existing unsecured revolving credit facility to pay cash consideration to STAR and pay transaction expenses;

•	SAFE providing Star Holdings with a $115 million senior secured term loan secured by a first-priority perfected security pledge of all of the equity interests in Star Holdings' primary real estate subsidiary, the proceeds of which were distributed to STAR as consideration for the legacy non-ground lease assets and businesses contributed to Star Holdings;

•	SAFE terminating its management agreement with STAR; and

•	STAR and SAFE incurring approximately $24 million in additional expenses attributable to the merger and related transactions.

Other ancillary adjustments include:

•	New SAFE issuing 100,000 Caret units to MSD Capital for $19.4 million in the MSD Caret unit purchase; and

•	New SAFE issuing 22,500 Caret units to other third party investors for an aggregate $4.5 million.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2022

(in thousands)

			Transaction Accounting Adjustments
	Historical SAFE	Adjusted STAR (Note 2)	Acquisition Accounting Adjustments (Note 3)			Other Ancillary Adjustments (Note 3)			Company Pro Forma
ASSETS
Net investment in leases	$3,106,599	$—	$—			$—			$3,106,599
Ground Lease receivables	1,374,716	—	—			—			1,374,716
Real estate
Real estate, at cost	740,971	—	—			—			740,971
Less: accumulated depreciation	(34,371)	—	—			—			(34,371)
Real estate, net	706,600	—	—			—			706,600
Real estate available and held for sale	—	3,977	—			—			3,977
Real estate-related intangible assets	217,795	—	—			—			217,795
Total real estate, net and real estate-related intangible assets, net	924,395	3,977	—			—			928,372
Other investments	180,388	550,527	(480,827)	3	(a)	—			250,088
Loans receivable and other lending investments, net	—	—	114,450	3	(b)	—			114,450
Cash and cash equivalents	20,066	149,927	(131,493)	3	(c)	23,388	3	(m)	61,888
Restricted cash	28,324	—	—			—			28,324
Goodwill	—	—	119,241	3	(d)	—			119,241
Deferred operating lease income receivable, net	148,870	—	—			—			148,870
Deferred expenses and other assets, net	67,564	29,117	(5,160)	3	(e)	(5,873)	3	(n)	85,648
Total assets	$5,850,922	$733,548	$(383,789)			$17,515			$6,218,196
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$100,357	$37,992	$(15,240)	3	(f)	$—			$123,109
Real estate-related intangible liabilities	64,591	—	—			—			64,591
Debt obligations, net	3,521,359	98,645	206,350	3	(g)	—			3,826,354
Total liabilities	3,686,307	136,637	191,110			—			4,014,054

Redeemable noncontrolling interest	19,011	—	—			(6)	3	(o)	19,005
Equity:
Shareholders' equity:
Preferred Stock Series D, G and I, liquidation preference $25.00 per share	—	12	(12)	3	(h)	—			—
Common Stock	624	87	(72)	3	(i)	—			639
Additional paid-in capital	1,986,417	3,428,760	(3,382,726)	3	(j)	—			2,032,451
Retained earnings (accumulated deficit)	151,226	(2,832,776)	2,808,739	3	(k)	(6,309)	3	(p)	120,880
Accumulated other comprehensive loss	3,281	828	(828)	3	(l)	—			3,281
Total shareholders' equity	2,141,548	596,911	(574,899)			(6,309)			2,157,251
Noncontrolling interests	4,056	—	—			23,830	3	(q)	27,886
Total equity	2,145,604	596,911	(574,899)			17,521			2,185,137
Total liabilities and equity	$5,850,922	$733,548	$(383,789)			$17,515			$6,218,196

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2022

(in thousands, except per share data)

			Transaction Accounting Adjustments
	Historical SAFE	Adjusted STAR (Note 2)	Acquisition Accounting Adjustments (Note 3)			Other Ancillary Adjustments (Note 3)			Company Pro Forma
Revenues:
Interest income from sales-type leases	$202,258	$869	$—			$75	3	(hh)	$203,202
Operating lease income	66,817	—	—			—			66,817
Interest income	—	75	9,475	3	(aa)	(75)	3	(hh)	9,475
Other income	1,238	33,030	(20,252)	3	(bb)	25,000	3	(ii)	39,016
Total revenues	270,313	33,974	(10,777)			25,000			318,510
Costs and expenses:
Interest expense	128,969	15,871	(68)	3	(cc)	11,019	3	(jj)	155,791
Real estate expense	3,110	1,712	—			—			4,822
Depreciation and amortization	9,613	560	—			—			10,173
General and administrative	38,614	12,506	(21,994)	3	(dd)	5,873	3	(kk)	34,999
Impairment of assets	—	633	—			—			633
Other expense	10,189	12,974	24,037	3	(ee)	1,093	3	(ll)	48,293
Total costs and expenses	190,495	44,256	1,975			17,985			254,711
Gain on sale of net investment in lease	55,811	1,443	—			—			57,254
Income (loss) from operations before earnings from equity method investments and other items	135,629	(8,839)	(12,752)			7,015			121,053
Loss on early extinguishment of debt, net	—	(171,883)	—			—			(171,883)
Earnings from equity method investments	9,055	(8,527)	15,957	3	(ff)	—			16,485
Net income (loss) from operations before income taxes	144,684	(189,249)	3,205			7,015			(34,345)
Income tax benefit	—	(567)	—			567	3	(hh)	—
Net income (loss) from operations	144,684	(189,816)	3,205			7,582			(34,345)
Net income (loss) from operations attributable to noncontrolling interests	(9,261)	—	—			—			(9,261)
Net income (loss) attributable to the Company	135,423	(189,816)	3,205			7,582			(43,606)
Preferred dividends	—	(23,496)	23,496	3	(gg)	—			—
Net income (loss) allocable to common shareholders	$135,423	$(213,312)	$26,701			$7,582			$(43,606)
Earnings (loss) per share 3(mm)	$2.21								$(0.70)
Weighted average shares outstanding
Basic	61,170								62,365
Diluted	61,170								62,365

See notes to unaudited pro forma condensed combined financial statements.

New SAFE

Notes to Pro Forma Condensed Combined Financial Statements

Note 1: Basis of Presentation

The accompanying condensed combined pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X. On March 31, 2023, pursuant to a merger agreement dated as of August 10, 2022 between STAR and SAFE, SAFE merged with and into STAR, with STAR continuing as the surviving corporation and operating under the name “Safehold Inc.,” which we refer to as “New SAFE,” or the “Combined Company.”

The pro forma condensed combined financial statements have been prepared with the merger being accounted for as a business combination using the acquisition method of accounting under Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), with STAR as the legal acquirer and SAFE as the acquirer for financial reporting. We considered the following relevant facts for this determination:

•	At the effective time of the merger, SAFE shareholders, excluding the SAFE shares held directly by STAR, members of STAR management and Star Holdings, control the majority of the voting interests in New SAFE and the combined company now operates under the name “Safehold Inc.;”

•	the composition of the combined company’s board of directors, which includes three directors from SAFE and two directors from STAR, and two management members of both SAFE and STAR;

•	SAFE was the larger entity by size when comparing the key metrics of total assets, total revenue and net income (loss) from continuing operations and allocable to common shareholders; and

•	substantially all of the assets and liabilities of New SAFE consist of the historical assets and liabilities of SAFE, and the go-forward business plan of New SAFE is to conduct the ground lease business conducted by SAFE prior to the merger.

The transaction will be accounted for as a reverse acquisition. As a result, upon consummation of the merger: (i) the historical financial statements of SAFE will become the historical financial statements of the Combined Company; and (ii) the acquisition method of accounting will be utilized to recognize the identifiable assets acquired (including identifiable intangible assets) and liabilities assumed (including executory contracts and other commitments) of STAR at fair value at the date of the completion of the merger. Fair value estimates were determined based on a preliminary valuation analysis. A determination of the fair values of the assets and liabilities was based on the preliminary valuations of the tangible and intangible assets and liabilities that existed as of the date of completion of the merger. The completion of the final valuations, the allocations of the purchase price, the impact of ongoing integration activities and other changes could cause material differences in the information presented. Accordingly, actual amounts eventually recorded for purchase accounting in “Real estate available and held for sale,” “Deferred expenses and other assets, net,” “Other investments,” “Accounts payable, accrued expenses and other liabilities,” “Debt obligations, net” and “Goodwill” on the Combined Company’s consolidated balance sheet may differ materially from the information presented. Acquisition costs incurred in connection with a business combination are expensed at the time of acquisition.

The unaudited pro forma condensed combined statements of operations are only presented through income (loss) from continuing operations in accordance with Article 11 of Regulation S-X. Accordingly, the historical results of STAR exclude activity of its net lease portfolio which was presented within Net income from discontinued operations and Net income from discontinuing operations attributable to noncontrolling interests for the year ended December 31, 2022. In addition, the unaudited pro forma condensed combined financial information is presented to illustrate: (i) adjustments to STAR’s historical financial position and results of operations for the asset sales and other activity, spin-off transaction and other pre-merger transactions; and (ii) acquisition accounting adjustments for the merger and other ancillary adjustments in connection with the merger. The impacts of (i) are presented in the historical financial position and results of operations of “Adjusted STAR.”

To the extent necessary, certain reclassifications have been reflected in the pro forma adjustments to conform STAR’s historical financial statement presentation to that of SAFE. However, the unaudited pro forma condensed combined financial statements may not reflect all adjustments necessary to conform the accounting policies of STAR to those of SAFE.

The pro forma adjustments represent management’s estimates based on information that is currently available and are subject to change as additional information becomes available and additional analyses are performed. Also, the pro forma condensed combined financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined.

Preliminary Estimated Purchase Price (in thousands, except share and per share amounts)

Total New SAFE shares transferred to STAR shareholders	13,766,454
Less: Shares issued as settled for STAR preexisting investment in SAFE(1)	(12,571,420)
Total New SAFE shares as purchase price(1)	1,195,034
Stock price of SAFE’s common stock(2)	$29.78
Estimated fair value of SAFE stock transferred	35,588
Cash consideration paid by SAFE to STAR	88,685
Fair value of equity compensation plans for prior service	3,021
Estimated purchase price	$127,294

(1)	The total New SAFE shares to be held by STAR shareholders includes 12.6 million shares that were issued as consideration for the investment in SAFE previously held by Adjusted STAR as of December 31, 2022 that will be retired in connection with the merger. Accordingly, these shares are excluded from the purchase price as they are reflected as a treasury stock repurchase and retirement by SAFE.
(2)	Based on the closing price of SAFE’s common stock as of March 30, 2023, representing the final closing price prior to the effective time of the merger. Goodwill is calculated as the excess of purchase price over the fair value of the net identifiable assets acquired and primarily relates to the acquisition of STAR’s workforce and future synergies expected to be realized after the completion of the merger.

The following table presents STAR’s assets acquired and liabilities assumed at their fair values as if the merger occurred on December 31, 2022, after giving effect to spin-off transaction and other pre-merger transactions (amounts in thousands):

Cash and cash equivalents(1)	$48,061
Real estate available and held for sale	3,977
Other investments	69,700
Deferred expenses and other assets, net	23,957
Total assets acquired	145,695

Accounts payable, accrued expenses and other liabilities	(37,647)
Debt obligations, net	(99,995)
Total liabilities assumed	(137,642)

Net identifiable assets acquired	8,053

Purchase price	$127,294
Less: net identifiable assets acquired	(8,053)
Goodwill	119,241

(1)	Under the merger agreement STAR is required to fund its share of merger-related costs and to provide sufficient cash to fund any unresolved corporate obligations and accrued liabilities or costs yet-to-be incurred prior to the merger. Cash and cash equivalents includes amounts sufficient to settle certain amounts in accounts payable, accrued expenses and other liabilities as of December 31, 2022 and to settle payments anticipated up through the closing of the merger. At closing, cash and cash equivalents was approximately $3 million.

2. Adjusted STAR

The historical financial statements of STAR have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to asset sales and other activity, the Spin-off transaction and other pre-merger transactions.

Asset Sales and Other Activity

To address STAR’s requirement under the merger agreement that STAR redeem its outstanding senior unsecured notes in full prior to closing the merger and pay all amounts due on such redemptions, and the closing condition under the merger agreement that STAR raise certain minimum cash proceeds from sales of assets or securities or other liability management transactions, STAR sold or otherwise monetized certain legacy assets prior to the closing of the merger. The Company has determined that it is appropriate to reflect pro forma adjustments for these sale and repayment transactions in order to meet the required closing conditions of the merger. Accordingly, a pro forma balance sheet adjustment has been made to reflect the sale of or repayment under the terms of such assets under the terms of their respective transactions. These transactions resulted in proceeds of $124.7 million during the first quarter of 2023. No adjustment has been made to the Adjusted STAR pro forma statement of operations for these transactions.

Spin-off Transaction

Prior to the merger, STAR consummated a series of reorganization and separation transactions (which we refer to, collectively, as the “spin-off reorganization”) pursuant to which, among other things, STAR separated its remaining legacy non-ground lease assets and businesses into a separate public company, Star Holdings, a Maryland statutory trust. Following the spin-off reorganization, but prior to the effective time of the merger, STAR distributed to its stockholders, on a pro rata basis, all of the issued and outstanding common shares of beneficial interest, par value $0.001 per share, of Star Holdings (which we refer to as the “spin-off distribution” and, together with the spin-off reorganization, the “spin-off transaction”). Accordingly, the unaudited pro forma financial information has been adjusted to reflect the spin-off and merger.

Other Pre merger Transactions

Prior to the merger, STAR (i) sold 5.4 million shares of SAFE common stock to MSD Capital for $200 million; (ii) settled its unsecured debt obligations for cash; (iii) settled its obligations under its iPIP and long-term incentive programs with a combination of cash and shares of SAFE common stock; and (iv) effectuated a reverse stock split to reduce the number of its common shares outstanding based on the STAR share consolidation ratio.

Adjusted STAR Pro Forma Balance Sheet as of December 31, 2022

(in thousands)

	Historical STAR	Asset Sales and Other Activity(1)	Spin-off Transaction		Other Pre Merger Transactions		Adjusted STAR
ASSETS
Real estate
Real estate, at cost	$94,593	$—	$(94,593)	A	$—		$—
Less: accumulated depreciation	(18,096)	—	18,096	A	—		—
Real estate, net	76,497	—	(76,497)		—		—
Real estate available and held for sale	3,977	—	—		—		3,977
Total real estate	80,474	—	(76,497)		—		3,977
Real estate and other assets available and held for sale and classified as discontinued operations	2,939	—	(2,939)	A	—		—
Land and development, net	232,014	—	(232,014)	A	—		—
Loans receivable and other lending investments, net	48,655	(29,098)	(19,557)	A	—		—
Loans receivable held for sale	37,650	(37,650)	—		—		—
Other investments	1,360,682	(32,122)	(494,398)	A	(283,635)	C	550,527
Cash and cash equivalents	1,442,269	124,735	61,909	B	(1,478,986)	D	149,927
Accrued interest and operating lease income receivable, net	1,132	—	(1,132)	A	—		—
Deferred operating lease income receivable, net	1,137	—	(1,137)	A	—		—
Deferred expenses and other assets, net	46,276	—	(13,982)	A	(3,177)	E	29,117
Total assets	$3,253,228	$25,865	$(779,747)		$(1,765,798)		$733,548
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$143,477	$(1,002)	$(32,769)	A	$(71,714)	F	$37,992
Liabilities associated with real estate held for sale and classified as discontinued operations	333	—	(333)	A	—		—
Debt obligations, net	1,682,521	—	—		(1,583,876)	G	98,645
Total liabilities	1,826,331	(1,002)	(33,102)		(1,655,590)		136,637

Equity:
Shareholders' equity:
Preferred Stock Series D, G and I, liquidation preference $25.00 per share	12	—	—		—		12
Common Stock	87	—	—		—		87
Additional paid-in capital	3,459,459	—	—		(30,699)	H	3,428,760
Accumulated deficit	(2,053,270)	26,867	(741,934)	A	(64,439)	I	(2,832,776)
Accumulated other comprehensive loss	2,230	—	(891)	A	(511)	J	828
Total shareholders' equity	1,408,518	26,867	(742,825)		(95,649)		596,911
Noncontrolling interests	18,379	—	(3,820)	A	(14,559)	K	—
Total equity	1,426,897	26,867	(746,645)		(110,208)		596,911
Total liabilities and equity	$3,253,228	$25,865	$(779,747)		$(1,765,798)		$733,548

(1)	STAR was required under the merger agreement to redeem its outstanding senior unsecured notes in full prior to closing the merger and pay all amounts due on such redemptions. In addition, to satisfy the closing condition under the merger agreement that STAR raise certain minimum cash proceeds from sales of assets or securities or other liability management transactions, STAR has sold or otherwise monetized certain legacy assets prior to the closing of the merger.

Spin-off Transaction		Amount ($ in 000's)
A	Represents the carrying value of STAR’s legacy assets, liabilities and amounts attributable to noncontrolling interests as of December 31, 2022 that were spun off through a distribution of its interests in Star Holdings immediately prior to the effective time of the merger.

B	Distribution of cash to Star Holdings and payment of costs associated with the spin-off.	($75,883)
	Net proceeds from the $140 million margin loan secured by shares of SAFE common stock held by Star Holdings, the proceeds of which were retained by STAR and used to repay corporate debt. The liability is assumed by Star Holdings.	137,792
		61,909

Other Pre Merger Transactions		Amount ($ in 000's)
C	Other investments is reduced by STAR's carrying value with respect to 5.4 million shares of SAFE common stock sold to MSD Capital for $200.0 million, using an assumed carrying value of $36.54 per share, which is the average carrying value of all shares of SAFE common stock held by STAR as of December 31, 2022.	($197,508)
	Other investments is reduced by STAR’s carrying value of 2.4 million shares of SAFE common stock used to settle STAR’s obligations under its iPIP incentive programs with a combination of cash and shares of New SAFE common stock, using an assumed carrying value of $36.54 per share.	(86,127)
		(283,635)

D	Proceeds from sale of SAFE shares to MSD Capital, net of fees.	193,445
	Reclassification of restricted cash from other assets at STAR to cash and cash equivalents.	3,177
	Payments to settle unsecured notes, including $25.0 million of accrued interest.	(1,627,457)
	Prepayment penalty on early termination of unsecured notes.	(22,096)
	Cash portion of payments to settle STAR’s obligations under iPIP and LTIP plans including payments of taxes withheld from the award.	(26,055)
		(1,478,986)

E	Reclassification of restricted cash from other assets at STAR to cash and cash equivalents.	(3,177)

F	Settlement of STAR’s iPIP obligations under liability classified plans.	(46,721)
	Payment of accrued interest on settlement of unsecured notes.	(24,993)
		(71,714)

G	Represents the carrying value of unsecured notes, net of $18.6 million of unamortized costs, repaid prior to the merger closing.	(1,583,876)

H	Represents the impact to additional paid in capital in connection with the settlement of STAR’s obligations prior to the merger under its iPIP plans with 1.6 million shares of SAFE common stock held by STAR and the issuance of 55 thousand shares of STAR common stock.	(30,699)

I	Loss on the sale of SAFE common stock to MSD Capital representing the difference between the carrying value of $197.5 million and net proceeds of $193.4 million and realization of $0.4 million of unrealized accumulated other comprehensive income.	(3,707)
	Represents the impact to accumulated deficit from the settlement of STAR's iPIP plans, attributable to the difference between the carrying value of SAFE common stock paid to participants in the plans of $86.1 million and the fair value of $68.1 million (based on a price per share of SAFE common stock of $28.89) and $2.0 million of additional expense on STAR's liability-classified iPIP plans.	(20,049)
	Prepayment penalty and other adjustment to accumulated deficit from repayment of unsecured notes.	(40,683)
		(64,439)

J	Realization of STAR's share of unrealized accumulated other comprehensive income associated with sales of SAFE common stock and SAFE common stock used to settle iPIP obligations.	(511)

K	Settlement of STAR’s iPIP obligations under equity classified plans.	(14,559)

Adjusted STAR Pro Forma Statement of Operations for the Year Ended December 31, 2022

(in thousands, except per share data)

	Historical STAR	Spin-off Transaction(1)	Other Pre Merger Transactions		Adjusted STAR
Revenues:
Operating lease income	$12,859	$(12,859)	$—		$—
Interest income	12,415	(12,340)	—		75
Interest income from sales-type leases	869	—	—		869
Other income	70,155	(37,125)	—		33,030
Land development revenue	61,753	(61,753)	—		—
Total revenues	158,051	(124,077)	—		33,974
Costs and expenses:
Interest expense	98,051	(42,042)	(40,138)	A	15,871
Real estate expense	51,614	(49,902)	—		1,712
Land development cost of sales	63,441	(63,441)	—		—
Depreciation and amortization	5,470	(4,910)	—		560
General and administrative	21,271	(10,937)	2,172	B	12,506
(Recovery of) provision for loan losses	44,998	(44,998)	—		—
Impairment of assets	15,109	(14,476)	—		633
Other expense	8,913	4,061	—		12,974
Total costs and expenses	308,867	(226,645)	(37,966)		44,256
Income from sales of real estate	26,629	(25,186)	—		1,443
Loss from operations before earnings from equity method investments and other items	(124,187)	77,382	37,966		(8,839)
Loss on early extinguishment of debt, net	(131,200)	—	(40,683)	C	(171,883)
Earnings (losses) from equity method investments	58,680	(45,626)	(21,581)	D	(8,527)
Net income (loss) from operations before income taxes	(196,707)	31,756	(24,298)		(189,249)
Income tax benefit (expense)	(567)	—	—		(567)
Net income (loss) from operations	(197,274)	31,756	(24,298)		(189,816)
Net loss (income) from operations attributable to noncontrolling interests	(37)	37	—		—
Net income (loss) attributable to the Company	(197,311)	31,793	(24,298)		(189,816)
Preferred dividends	(23,496)	—	—		(23,496)
Net income (loss) allocable to common shareholders	$(220,807)	$31,793	$(24,298)		$(213,312)
Earnings (loss) per share	$(2.74)

(1)	Represents the operations of STAR’s legacy non-ground lease assets and liabilities that were spun off to Star Holdings if not sold prior to the merger closing. Other expense includes costs incurred in connection with executing the spin-off.

Other Pre Merger Transactions

A.	Represents a reduction of interest expense attributable to $1.6 billion of STAR's corporate debt obligations that were repaid in contemplation of the merger.
B.	Represents incremental expense from the settlement of STAR’s iPIP obligations under liability-classified plans.
C.	Represents a loss on early extinguishment of debt attributable to $1.6 billion of STAR's corporate debt obligations that were repaid in contemplation of the merger.
D.	Includes a loss of $3.7 million on the sale of SAFE common stock to MSD Capital representing the difference between the carrying value of $197.5 million and net proceeds of $193.4 million and realization of $0.4 million of unrealized accumulated other comprehensive income and a loss of $18.1 million in connection with the settlement of obligations under STAR’s iPIP plans with shares of SAFE common stock. The loss represents the difference between the carrying value of $86.1 million and fair value of $68.1 million.

3. Transaction Accounting Adjustments

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma combined balance sheet as of December 31, 2022 are as follows:

Acquisition accounting adjustments		Amount ($ in 000's)
(a)	Elimination of carrying value of Adjusted STAR investment in SAFE that will be retired in connection with the merger, using an assumed carrying value of $36.54 per share, which is the average carrying value of all shares of SAFE common stock held by Adjusted STAR as of December 31, 2022.	$(459,344)
	Represents the fair value adjustment to other investments for the acquisition by New SAFE of STAR’s interests in STAR’s ground lease plus fund and leasehold loan fund.	(21,483)
		(480,827)

(b)	SAFE providing Star Holdings with a $115 million senior secured term loan, net of fees.	114,450

(c)	Payment of STAR and SAFE transaction costs.	(30,449)
	Drawdown on SAFE unsecured revolving credit facility to fund transaction expenses and pay cash consideration to STAR.	205,000
	Payment of accrued and unpaid dividends on STAR’s outstanding Series D, G, and I preferred stock for the period from December 15, 2022 to December 31, 2022.	(1,044)
	Payments to settle STAR’s outstanding Series D, G, and I preferred stock at each series' liquidation preference of $25.00 per share, or $305 million in aggregate.	(305,000)
		(131,493)

(d)	Represents estimated goodwill from the merger as described in Note 1.	119,241

(e)	Settlement of fees receivable from SAFE as management agreement will be terminated in connection with the merger.	(8,484)
	Fair value adjustment to deferred expenses and other assets acquired.	3,324
		(5,160)

(f)	Payment of accrued transaction fees of STAR and SAFE.	(6,412)
	Settlement of SAFE accrued management fees payable to STAR as management agreement will be terminated in connection with the merger.	(8,484)
	Fair value adjustment to accounts payable, accrued expenses and other liabilities.	(344)
		(15,240)

(g)	Drawdown on the SAFE unsecured revolving credit facility.	205,000
	Represents the fair value adjustment of STAR's debt assumed. SAFE assumes $100.0 million principal amount of trust preferred securities.	1,350
		206,350

(h)	Represents the par value of preferred stock to be settled in the merger.	(12)

(i)	Adjustment to par value of common stock related to the issuance and recapitalization of equity in connection with the reverse acquisition.	(72)

(j)	Elimination of historical additional paid in capital of Adjusted STAR and recapitalization adjustments, excluding amounts attributable to preferred stock.	(3,138,845)
	Represents settlement of outstanding Series D, G and I preferred stock at each series' liquidation preference of $25.00 per share.	(282,478)
	Represents the estimated stock purchase price, net of the adjustment to common stock in (i).	38,597
		(3,382,726)

(k)	Elimination of the historical amount in retained earnings for Adjusted STAR and amount attributable to settlement of preferred stock.	2,855,286
	Premium above book value on settlement of preferred stock.	(22,510)
	Represents the expense of additional STAR and SAFE transaction costs that were not accrued as of December 31, 2022.	(24,037)
		2,808,739

(l)	Represents the elimination of the historical amount in accumulated other comprehensive gain for Adjusted STAR attributable to its investment in SAFE.	(828)

Other Ancillary Adjustments

(m)	Represents the net proceeds from the sale of Caret units to MSD Capital and other third party investors, which represent noncontrolling interests in a subsidiary of New SAFE.	23,388

(n)	Represents realization of the fair value of the unamortized portion of STAR’s equity-classified compensation plans as of December 31, 2022.	(5,873)

(o)	Represents costs allocable to redeemable noncontrolling interests in connection with changes to the Caret program.	(6)

(p)	Represents the impact to retained earnings from the settlement of the unamortized portion of STAR’s equity-classified compensation plans.	(5,873)
	Represents costs allocable to STAR in connection with amendments to the Caret program.	(436)
		(6,309)

(q)	Represents the proceeds from the sale of Caret units to MSD Capital and other third-party investors, which represent noncontrolling interests in a subsidiary of New SAFE, and the effect of costs allocable to noncontrolling interests in connection with amendments to the Caret plan.	23,830

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, are as follows:

Acquisition Accounting Adjustments		Amount ($ in 000's)
(aa)	Represents interest income on the $115.0 million senior secured term loan originated by SAFE to Star Holdings that bears interest at a fixed rate of 8.0% per annum.	$9,475

(bb)	Represents elimination of intercompany management fees earned by STAR from SAFE.	(20,252)

(cc)	Represents impact to interest expense based on the fair value adjustment to debt obligations assumed.	(68)

(dd)	Represents elimination of intercompany management fees incurred by SAFE to STAR.	(20,252)
	Incremental change in leasing cost for corporate office leases.	(1,742)
		(21,994)
	This adjustment and the adjustment in Note 3(kk) do not reflect all items that may impact general and administrative expenses. As a result, general and administrative expenses in future periods may vary from historical or pro forma amounts.

(ee)	Represents transaction fees incurred by STAR and SAFE in connection with the merger (this item is nonrecurring in nature).	24,037

(ff)	Represents elimination of earnings from equity method investments in SAFE.	15,957

(gg)	Represents the reversal of preferred dividends in contemplation of STAR’s cashing out its preferred stock in the merger.	23,496

Other Ancillary Adjustments

(hh)	Represents accounting policy alignment to conform the presentation of interest income from sales-type leases and franchise tax expense to SAFE’s presentation.

(ii)	Represents revenue from the management agreement with Star Holdings.	25,000

(jj)	Represents incremental interest expense on additional draws of $205 million on the SAFE unsecured revolving credit facility used to pay transaction expenses and cash consideration to STAR. Assumes a borrowing rate of LIBOR plus 1.0%. For this purpose LIBOR was 4.375%, which represented the LIBOR rate as of December 31, 2022. A 0.125% change in the index rate would increase or decrease interest expense by $0.3 million.	11,019

(kk)	Represents incremental expense of $2.1 million for the acceleration of awards issued under STAR’s long-term incentive program (this item is nonrecurring in nature).	2,111
	Represents incremental expense of $3.8 million for the acceleration of awards issued under STAR’s iPIP program (this item is nonrecurring in nature).	3,762
		5,873
(ll)	Reclassification of franchise tax expense to other expense to align with SAFE’s presentation.	567
	Fees associated with the Caret amendment.	526
		1,093
(mm)	The change in share count for earnings per share was attributable to shares issued as part of purchase consideration.